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                                                                   Exhibit 22.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated December 1, 1997 covering the historical financial statements of ILC Technology, Inc. included in this Form 8-K/A and to the incorporation by reference of our report into Registration Statements previously filed by EG&G, Inc. on Form S-8, File No. 2-98168; Form S-8, File No. 33-36082; Form S-8, File No. 33-35379; Form S-8, File No. 33-49898; Form S-8, File No. 33-57606; Form
S-8,  File No.  33-54785;  Form  S-8,  File No.  33-62805;  Form  S-8,  File No.
333-8811; Form S-8, File No. 333-32059;  Form S-8, File No. 333-32463; Form S-8,
File No. 333-70977;  Form S-8, File No. 333-50953; Form S-8, File No. 333-56921;
Form S-8, File No. 333-58517; Form S-8, File No. 333-61615; Form S-8, File No. 333-65367; Form S-8, File No. 333-69115; Form S-3, File No. 33-59675 and Form
S-3, File No. 333-71069.



/s/ ARTHUR ANDERSEN LLP
------------------------
ARTHUR ANDERSEN LLP


San Jose, California
March 30, 1999